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                                                                     EXHIBIT 3.6

                           BYLAWS OR CODE REGULATIONS

                                       OF

                         WHEELING LAND DEVELOPMENT CORP.

                                    ARTICLE I

                                     OFFICES

The principal office for the transaction of business of this corporation shall be located at the same street address and in the same city, county and state as the registered office or office of the resident agent or attorney of this corporation, but if there be both such addresses, then at the registered office of the resident agent, and any change of address of such offices shall be likewise deemed to be a change of address of the principal office. This corporation may have such other branch offices for the transaction of business, either within or without the state of incorporation as the Board of Directors may designate or as the business of the corporation may require from time to time. The management office of this corporation is to be located at 40 Fountain Plaza, Buffalo, 14202, County of Erie and State of New York.

                                   ARTICLE II

                                  SHAREHOLDERS

SECTION 1.  ANNUAL MEETINGS

Annual meetings need not be held, but upon the written request therefor of any shareholder directed to the Board of Directors and addressed to the Buffalo office of this corporation at 40 Fountain Plaza, Buffalo, New York 14202, postmarked at least one (1) month prior to the date appointed for holding such a meeting, it shall be the duty of the Board of Directors to call such a meeting. Excepting as provided, such meetings are to be held at the discretion of the Board of Directors. The date appointed for the annual meeting, if any such be held, is the DAY day in MONTH of each year. Notice of the time, place and purpose of all stockholders meetings may be waived by attendance at such meeting and by signature of the minutes thereof, which shall provide for the aforesaid waiver. Unless otherwise provided by statute, all meetings of stockholders, annual, if any there be, and other meetings including special meetings, may be held either within or without the state of incorporation, the particular place of meeting to be at the discretion of the Board of Directors. In the event that annual meetings are not held, the Board of Directors and all persons elected officers by the Directors shall continue in their respective capacities until such time as the annual meeting is held and new directors and officers are chosen and take office. The validity of any of the acts of such directors or officers shall be unaffected by the fact that no annual meeting had been held in any particular year.


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SECTION 2.  LIST OF SHAREHOLDERS

Unless specifically demanded by any shareholder, it shall not be necessary at any meeting of the shareholders to produce the list of shareholders entitled to vote and the number and class of shares held by each shareholder on the date fixed, if any, for closing the books against transfers.

SECTION 3.  PLACE OF MEETING

Unless the state of incorporation renders it mandatory that meetings of shareholders be held in such state, and as long as all of the stockholders remain residents of the State of New York, all meetings may be held at the management office of this corporation located at 40 Fountain Plaza, Buffalo, New York 14202.

SECTION 4.  QUORUM

A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized and commenced meeting at which a quorum was originally present, may continue to transact business until adjournment, notwithstanding the withdrawal of so many shareholders during the meeting so as to leave less than a quorum at said meeting.

SECTION 5.  VOTING OF SHARES

Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at any meeting of the shareholders. At each election for directors, every shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. There shall be no right of cumulative voting.

SECTION 6.  VOTING OF SHARES BY CORPORATE SHAREHOLDERS

(a) Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the bylaws of such other corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. (b) Shares issued by other corporations held by this corporation may be voted at any shareholders' meeting of such other corporations by either the president, secretary, assistant secretary, or assistant treasurer of this corporation either in person or by proxy duly executed on behalf of this corporation by any such officer. In the alternative, such officer may, on behalf of, and in the name of this corporation, consent in writing to any action taken or to be taken by such other corporation. It


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shall not be necessary for the Board of Directors to spread upon its minutes any authorization or direction for any such officer to vote as aforesaid. Such officer shall vote such shares in a manner which shall, in the exercise of sound judgment, best further interest of this corporation.

SECTION 7.  INFORMAL ACTION BY SHAREHOLDERS

Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, or to be taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent may also be executed by duly authorized proxies.

                                   ARTICLE III

                                    DIRECTORS

SECTION 1.  GENERAL POWERS

The business affairs of the corporation shall be managed by a Board of Directors.

SECTION 2.  NUMBER OF DIRECTORS AND TERM OF OFFICE

The number of directors constituting the entire Board shall not be less than three, except that if and when all the shares of the Corporation are owned beneficially and of record by less than three shareholders, the number of directors may be less than three but not less than the number of shareholders. The Board of Directors shall have the power to increase its number over the minimum herein set forth and any vacancies thereby created shall be filled as hereinafter provided in Section 4 of this Article. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Until such annual meetings of shareholders are held, each director shall continue to hold office and shall continue to be director with all of the authority thereof as though such annual meetings were in fact held and such person were reelected, and the validity of any of his or their acts shall be unaffected by the fact that no annual meeting of shareholders may have been held.

SECTION 3.  QUALIFICATIONS

Unless otherwise provided by statute, directors need not be residents of the state of incorporation, nor need they be shareholders or officers of this corporation.

SECTION 4.  VACANCIES: RESIGNATIONS: REMOVAL

(a) Any vacancy or vacancies occurring in the Board of Directors whether occurring by reason of death, resignation, disqualification or removal or other cause thus reducing the number of


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directors to less than three, may be filled by the affirmative vote of the remaining director or directors. If the remaining directors fail to agree on the filling of any vacancy or vacancies, or if one or more directorships are to be filled by reason of an increase in the number of directors, then in any of such events, new directors shall promptly be elected at a special or annual meeting of shareholders called for that purpose and shall hold office for the term provided in Section 2. of this Article.

(b) A resignation from the Board of Directors shall be deemed to take effect upon delivery of notice thereof to the secretary and upon insertion in the minutebook unless some other specific date for the effectiveness thereof is noted therein. If the effective date of resignation is conditioned upon the acceptance, will or consent of the Board of Directors, and if no such acceptance or consent is noted in the minutes of any meeting of said board, then the effective date shall be three days after the insertion of a signed notice of resignation in the minutebook, the date of insertion to be noted on this notice by the secretary or any other officer. The provision of this sub-section shall be deemed to be applicable to all resignations previously submitted to the Board of Directors of this Corporation.

(c) Unless otherwise provided by law, the Board of Directors or the shareholders, at any regular or special meeting called for that purpose, may remove any member or members of the Board of Directors with or without cause.

SECTION 5.  INFORMAL ACTION BY DIRECTORS

Any action required to be taken at a meeting of the directors, or any other action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, or to be taken, shall be signed by all of the directors with respect to the subject matter thereof. The secretary or an assistant secretary shall enter in the minutebook such written consent setting forth the action so taken or to be taken, and such action shall be valid for all purposes as though a physical meeting of all of the directors had taken place.

                                   ARTICLE IV

                                    OFFICERS

SECTION 1.  NUMBER

The officers of the corporation shall be a president, one or more vice-presidents (the number thereof to be determined by the Board of Directors), a secretary, and a treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of president and secretary.


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SECTION 2.  ELECTION AND TERM OF OFFICE

The officers of the corporation shall be elected by the Board of Directors, and each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided or until other prior incapacitation.

SECTION 3.  REMOVAL

Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contracts rights, if any, of the person so removed.

SECTION 4.  VACANCIES

Any vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

                                    ARTICLE V

                                CORPORATE RECORDS

SECTION 1.

As long as all of the shareholders, with the exception of those who hold nominal shares merely for the purposes of qualifying as a director of the corporation, if any such qualifying shares be outstanding, continue to be residents of the State of New York, and unless specifically demanded as hereinafter provided by any particular shareholder or voting trust certificate holder, if any such voting trust there be, it shall not be necessary, unless otherwise required by the laws of the state of incorporation to lay before the shareholders at any time any financial statement, audited or otherwise, consisting of a balance sheet or statement of profit and loss and surplus, nor shall it be necessary to deposit in the domiciliary office of this corporation or in the office of its registered or resident agent annual reports showing the amount of capital stock or amounts thereof paid in, or debts owing or amounts due the corporation, whether on subscription or otherwise, or information as to the declaration and/or payment of dividends or net profits, nor shall it be necessary that financial reports be sent to the shareholders at any time after the close of the corporation's fiscal year, nor shall it be necessary that original or duplicate records of proceedings of shareholders and of the Board of Directors, or copies of the articles or certificate of incorporation, certified or otherwise, or original or copies of these bylaws, including all amendments thereto, or share registers or share ledgers or lists of shareholders showing names, addresses, number and classes of shares held by each, or data as to paid or unpaid stock, or data as to assessments levied and paid or to be paid, or record of transfers of shares, or stock books or


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stock ledger books maintained for the benefit of the shareholders. Any shareholder or voting trust certificate holder desiring information which may be contained in the aforesaid records, may do so by writing to the secretary of the corporation at its management office, 40 Fountain Plaza, Buffalo, New York 14202, or by appearing at said office in person, and it shall be incumbent upon the custodian of such records to make them available and to permit such shareholder to make extracts therefrom, provided, however, that nothing contained herein shall be deemed to enlarge such shareholder's or voting trust certificate holder's right of examination or inspection over the rights which he has under the laws of the state of incorporation. Where shares of stock issued by this corporation are held by a foreign corporation, such foreign corporation shall be deemed to be a resident of the State of New York within the meaning of this Article as long as its shareholders are New York residents.

                                   ARTICLE VI

                               CONTRACTS AND LOANS

SECTION 1.  CONTRACTS

The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contracts or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances. In the absence of any such authorization by the Board of Directors all contracts or written instruments except such as are provided for in Section 2. hereof which may be made by the corporation shall be executed by any one or more of the officers.

SECTION 2.  LOANS

No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. Whenever, pursuant to any loan agreement duly authorized and executed by this corporation as hereinabove provided, certificates for shares of stock issued to this corporation of record by other corporations are required to be pledged or deposited in escrow with any pledgee or depository designated in such loan agreements, the secretary or assistant secretary of this corporation is authorized and directed on behalf of this corporation to endorse in blank assignments shall be attached to such certificates, and to attend to the delivery of such certificates to such pledgee or depository. Whenever, under circumstances not inconsistent with the terms of any escrow agreement, whether or not same be related to a loan agreement, a pledge agreement, it shall become necessary to deposit additional certificates or shares and/or to request release of certificates for shares for the purposes of cancellation, whether by reason of pending merger, dissolution, reorganization, or change of name or otherwise of this or any subsidiary corporation, the secretary or assistant secretary of this corporation is authorized and directed to execute on behalf of this corporation letters transmitting for deposit such additional certificates or shares or requesting release of same for the purpose hereinabove


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provided.

SECTION 3.  DEPOSITS

In the absence of any action of the Board of Directors to the contrary, all funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as either the president or secretary may select. Either of such officers as authorized to sign and countersign checks drawn on such accounts, to advise the depository as to the names of such manager and others and to advise the respective banks, trust companies or other depositories from time to time of the cancellation of the authority of the manager or others to sign checks. In the absence of affirmative action by the Board of Directors, the proper resolution shall be deemed to have been spread upon the minutes with respect to matters contained on form signature cards required to be filed with any and all such banks, trust companies or other depositories.

                                   ARTICLE VII

           CERTIFICATES FOR SHARES AND THEIR TRANSFER: TRANSFER AGENT

SECTION 1.  CERTIFICATES FOR SHARES

In the absence of any direction of the Board of Directors to the contrary, certificates representing shares of the corporation need be in no particular form. Certificates should, however, recite on their face the number of shares authorized to be issued by the corporation, the par value per share, if any, or a statement that the shares are without par value, and the designations and preferences, if any of the shares being issued. Such certificates shall be signed by the president or the vice-president and by any one of the other officers of this corporation, provided, however, that the same person shall not sign any certificate in a dual capacity.

SECTION 2.  TRANSFER OF SHARES

Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof, or by his legal representative who shall furnish proper evidence of authority to transfer or by his attorney thereunto authorized by Power of Attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes. The transfer of shares shall take place as hereinafter provided in Section 3.

SECTION 3.  TRANSFER AGENT

The management office of this corporation located at 40 Fountain Plaza, Buffalo, New York 14202, is designated agent of this corporation for the transfer of shares. Such transfer agent is authorized to maintain at its office original books containing certificates for shares and all share


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ledgers and to attend to the transfer of shares as provided hereinabove. Unless otherwise provided by law, the situs of shares and for the transfer of shares shall, for all purposes, be deemed to be at the office of such transfer agent.

                                  ARTICLE VIII

                                   FISCAL YEAR

The fiscal year of the corporation shall begin on the 1st day of January and end on the 31st day of December in each year.

                                   ARTICLE IX

                                SAVINGS PROVISION

In the event that any provision contained in these bylaws conflicts with any provision of the articles or certificate of incorporation of this corporation, or with the laws of the state of incorporation or organization, such provision and such provision only, shall be deemed to be void and of no effect, and all other provisions not in such conflict shall remain in full force and effect, unaffected thereby.

                                    ARTICLE X

                                   AMENDMENTS

These bylaws may be altered, amended, or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.



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